EXHIBIT 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Genesco Inc. Fourth Amended and Restated 2020 Equity Incentive Plan of our report dated March 26, 2025, with respect to the consolidated financial statements of Genesco Inc. and Subsidiaries included in its Annual Report (Form 10-K) for the year ended February 1, 2025, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Nashville, Tennessee

September 10, 2026